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BDO   BDO Dunwoody LLP                    220, 19916 - 64 Avenue
      Chartered Accountants               Langley, BC,  V2Y 1A2
                                          Phone: (604) 534-8691
                                          Fax: (604) 534-8900



                  CONSENT OF CHARTERED ACCOUNTANTS




MegaPro Tools, Inc.
Las Vegas, Nevada


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated
May 2, 2000, relating to the financial statements of MegaPro Tools Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Dunwoody LLP


Chartered Accountants

Langley, British Columbia
June 20, 2000